SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

August 22, 2019

(Date of Report)

VIVA ENTERTAINMENT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-163815	98-0642409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

143-41 84th Drive, Briarwood, New York 11435

(Address of principal executive offices)

Registrant's telephone number, including area code: 347-681-1668

___________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 22, 2019, Viva Entertainment Group, Inc. (hereinafter “VIVA”) re-signed and updated its agreement with Montessori Model United Nations (“MMUN”). After two years of design and many approvals from the United Nations (hereinafter “UN”), VIVA contributed to the development of a tailor-made computer app to meet the needs of millions of young people and their families; the goal being accessibility to information that arises through contact with the United States and the rest of the world. MMUN’s aim will be to market to schools around the world emphasizing the value of VIVA subscriptions and the effects these have on each school and their constituencies. This initiative has the potential to attract millions of subscribers, ultimately increasing VIVA revenues.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2019

VIVA ENTERTAINMENT GROUP, INC. By: /s/ Johnny Falcones Johnny Falcones Chief Executive Officer

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